SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 17, 1998 (June 12, 1998)

                           SAMSONITE CORPORATION
-----------------------------------------------------------------------
           (Exact name of registrant as specified in its charter)


Delaware                       0-23214                     36-3511556
---------------------------------------------------------------------
(State or other       (Commission File Number)        (I.R.S. Employer
jurisdiction of                                        Identification
incorporation)                                             Number)



11200 East 45th Avenue
Denver, Colorado                                      80239-3018
---------------------------------------------------------------------
(Address of principal executive                       (Zip Code)
 offices)

                               (303) 373-2000
---------------------------------------------------------------------
            (Registrant's telephone number, including area code)


                                    N/A
---------------------------------------------------------------------
       (Former name or former address, if changed since last report)






Item 5.  Other Events.

       Treatment of Options.

         In connection with the offer to purchase made by the Registrant on May 20, 1998 (the "Offer") of up to 10,500,000 shares (constituting approximately 51% of the shares presently outstanding) of its common stock at $40.00 per share, the Registrant has determined that all options to purchase common stock ("Options") (whether or not exercisable prior to expiration of the Offer) that remain unexercised after the Offer will be adjusted after completion of the Offer by reducing the exercise price of each Option by approximately $12.50 (the "Adjustment Amount") but in no event to below 25% of the average trading price of the Registrant's common stock for the ten trading days commencing on the second trading day following the acceptance of shares for payment by the registrant in the Offer (the "Post-Offer Trading Price"). If the Adjustment Amount would result in the exercise price of such Option being reduced to below 25% of the Post-Offer Trading Price (but for the limitation of the preceding sentence), each Option holder will receive from the Registrant, in lieu of such further reduction, a right to receive a cash payment, which will be an unfunded, unsecured promise of the Registrant and will be payable (on a pro rata basis) when such Option becomes exercisable. To the extent any Option is currently exercisable, this cash payment will be made following the ten-trading-day period referred to above.

         In addition, the Registrant has determined to allow holders of Options to voluntarily surrender such Options to the Company and in exchange receive new options to purchase a reduced number of Shares of Company common stock at exercise prices equal to the Post-Offer Trading Price and with the same proportional vesting schedule and performance criteria, if any, as the Options surrendered.

         The above described adjustments to certain Options will result in the Registrant recognizing increased compensation expense for the second quarter of fiscal 1999. The pro forma impact of such adjustments on Options will depend on a number of variables, such as the Post-Offer Trading Price and the number of Options exercised in connection with the Offer, and cannot be determined at this time. Such adjustments, however, could have a material adverse effect on Pro Forma Net Income for the fiscal year ended January 31, 1998 and could also have a material adverse effect on projected EBIT and Adjusted EBITDA for the fiscal quarter ended July 31, 1998 and the fiscal year ended January 31, 1999.

      Treatment of Restricted Shares.

         The Registrant has determined that holders of restricted shares of its common stock ("Restricted Shares") shall be permitted to tender their Restricted Shares in the Offer. The cash to be paid by the Registrant with respect to accepted Restricted Shares shall be free from restrictions on the use thereof by the Registrant and any Restricted Shares that are not purchased in the Offer and returned to the holder thereof shall be subject to the same vesting requirements that currently apply to their unvested Restricted Shares. Holders of such Restricted Shares shall be entitled to receive dividends thereon and have the ability to vote such Restricted Shares notwithstanding that such Restricted Shares have not vested.


                                 SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                    SAMSONITE CORPORATION
                                          (Registrant)


                                    By: /s/ Richard H. Wiley
                                       ------------------------------
                                    Name:  Richard H. Wiley
                                    Title: Chief Financial Officer



Dated:  June 17, 1998